CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund VII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:  March 25, 2004

                                        /s/ James M. Seneff, Jr.
                                        -----------------------------------
                                        Name:  James M. Seneff, Jr.
                                        Title: Chief Executive Officer


                                        A  signed   original  of  this   written
                                        statement required by Section 906 has been provided to CNL Income Fund VII, Ltd. and will be retained by CNL Income Fund VII, Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.